UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019 (June 11, 2019)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

ACI Worldwide, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2019. At the Annual Meeting, the stockholders voted on the following three proposals which are further described in the 2019 Proxy Statement.

Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Janet O. Estep	102,547,457	349,109	4,274,521
James C. Hale	99,568,919	3,327,647	4,274,521
Philip G. Heasley	102,527,285	369,281	4,274,521
Pamela H. Patsley	101,065,782	1,830,784	4,274,521
Charles E. Peters, Jr.	102,549,091	347,475	4,274,521
David A. Poe	102,550,496	346,070	4,274,521
Adalio T. Sanchez	101,074,052	1,822,514	4,274,521
Thomas W. Warsop III	101,242,628	1,653,938	4,274,521

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,381,776	672,569	116,742	0

Proposal 3: The stockholders approved, on an advisory basis, the named executive compensation as described in the 2019 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,777,531	2,024,186	94,846	4,274,524

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President and General Counsel

Date: June 11, 2019